Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT
                                      Among
                       DIVERSIFIED SENIOR SERVICES, INC.,
                                       and
                           AUSTINVEST ANSTALT BALZERS,
                          ESQUIRE TRADE & FINANCE INC.
                            AMRO INTERNATIONAL, S.A.,
                                  NESHER, INC.,
                            GUARANTEE & FINANCE CORP.
                                       and
                        TAYLOR HOUSE ENTERPRISES, LIMITED
                             Dated as of May 3, 1999

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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I       PURCHASE AND SALE OF PREFERRED STOCK
         1.1      Purchase and Sale..........................................1
         1.2      Purchase Price.............................................2
         1.3      The Closings...............................................2
ARTICLE II      REPRESENTATIONS AND WARRANTIES
         2.1      Representations, Warranties and Agreements of the
                  Company....................................................4
         2.2      Representations and Warranties of the Purchasers..........12
ARTICLE III     OTHER AGREEMENTS OF THE PARTIES
         3.1      Transfer Restrictions.....................................13
         3.2      Stop Transfer Instruction.................................14
         3.3      Furnishing of Information.................................14
         3.4      Blue Sky Laws.............................................15
         3.5      Integration...............................................15
         3.6      Certain Agreements........................................15
         3.7      Listing and Reservation of Underlying Shares;
                  Compliance with Law.......................................15
         3.8      Notice of Breaches........................................16
         3.9      Conversion Obligations of the Company.....................17
         3.10     Use of Proceeds...........................................17
         3.11     Indemnification...........................................17
         3.12     Sales of Preferred Stock..................................18
         3.13     Subsequent Sales and Registrations........................19
         3.14     Shareholder Approval......................................19
         3.15     Restriction on Indebtedness...............................19
         3.16     Incorporation of Certificate of Designation By Reference..20
         3.17     Tangible Net Worth........................................20
         3.18     Conversion of Shares......................................20
         3.19     Short Sales...............................................20
         3.20     Put Option................................................20
         3.21     Public Relations Firm.....................................22
         3.22     Performance Payments......................................22
         3.23     Other Agreements..........................................23
ARTICLE IV     CONDITIONS
         4.1      Conditions Precedent to Sale of the Initial
                  Preferred Stock...........................................23
         4.2      Conditions Precedent to the Obligation of the
                  Purchasers to Purchase the Additional Preferred Stock.....25
ARTICLE V       MISCELLANEOUS
         5.1      Fees and Expenses.........................................28

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         5.2      Entire Agreement; Amendments..............................28
         5.3      Notices...................................................28
         5.4      Amendments; Waivers.......................................29
         5.5      Headings..................................................29
         5.6      Successors and Assigns....................................29
         5.7      No Third Party Beneficiaries..............................30
         5.8      Governing Law.............................................30
         5.9      Survival..................................................30
         5.10     Execution.................................................30
         5.11     Publicity.................................................30
         5.12     Consent to Jurisdiction; Attorneys' Fees..................30
         5.13     Waiver of Jury Trial......................................31
         5.14     Severability..............................................31
         5.15     Remedies..................................................32
         5.16     Independent Nature of Purchasers' Obligations and Rights..32


Schedules and Exhibits

Schedule 1            -    Purchasers of Preferred Stock
Schedule 2.1(a)       -    Organization and Qualification; Subsidiaries
Schedule 2.1(c)       -    Capitalization; Rights to Acquire Capital Stock
Schedule 2.1(f)       -    Consents and Approvals
Schedule 2.1(g)       -    Litigation; Proceedings
Schedule 2.1(n)       -    Certain Fees
Schedule 2.1(r)       -    Listing and Maintenance Requirements Compliance
Schedule 2.1(u)       -    Registration Rights, Rights of Participation
Schedule 2.1(v)       -    Title
Schedule 2.1(w)       -    Regulatory Permits
Schedule 2.1(aa)      -    Year 2000 Compliance
Schedule 3.13         -    Subsequent Sales and Registrations
Schedule 3.18         -    Conversion of Shares

Exhibit A             -    Certificate of Designation
Exhibit B             -    Registration Rights Agreement
Exhibit C             -    Legal Opinion of House & Ingersoll
Exhibit D             -    Transfer Agent Instructions

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                          SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 3, 1999, among Diversified Senior Services, Inc., a North Carolina corporation (the "Company"), Austinvest Anstalt Balzers ("Austinvest"), Esquire Trade & Finance Inc. ("Esquire"), Amro International, S.A. ("Amro"), Nesher, Inc. ("Nesher"), Guarantee & Finance Corp. ("Guarantee") and Taylor House Enterprises, Limited ("THE"). Austinvest, Esquire, Amro, Nesher, Guarantee and THE are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, shares of the Company's Series B Convertible Preferred Stock, no par value per share and stated value of $2,000 per share (the "Preferred Stock").

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED STOCK

          1.1 Purchase and Sale.

               (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company up to 2,500 shares of Preferred Stock. Notwithstanding anything to the contrary set forth in this Agreement, the aggregate number of shares of Preferred Stock to be sold hereunder shall not exceed 2,500.

               (b) The Preferred Stock shall have the respective rights, preferences and privileges set forth in the Certificate of Designation of the Company (the "Certificate of Designation") the form of which is annexed hereto as Exhibit A, which shall be approved by the Purchasers and the Company's Board of Directors (the "Board of Directors") and filed and accepted for filing on or prior to the Initial Closing Date (as defined below) by the Company with the Secretary of State of the State of North Carolina.

          For purposes of this Agreement, "Trading Day," "Per Share Market Value," "Conversion Date," "Conversion Notice," "Redemption Notice," "Redemption Date" and "Original Issue Date" shall have the meanings set forth in the Certificate of Designation.

          1.2 Purchase Price. The purchase price per share of Preferred Stock shall be $2000.00.

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          1.3 The Closings.

               (a) The Initial Closing.

                    (i) The closing of the purchase and sale of the Initial
               Preferred Stock (as defined below) (the "Initial Closing") shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, immediately following the execution hereof or such later date or different location as the parties shall agree in writing, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Initial Closing, is hereinafter referred to as the "Initial Closing Date." At the Initial Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, 1,500 shares of Preferred Stock (the "Initial Preferred Stock") for an aggregate purchase price of $3,000,000 (the "Initial Purchase Price").

                    (ii) At the Initial Closing (a) the Company shall deliver to each Purchaser (1) stock certificates representing the shares of Preferred Stock (the "Initial Shares") purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 1 attached hereto, each registered in the name of such Purchaser and (2) all other documents, instruments and writings required to have been delivered at or prior to the Initial Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and among the Company and the Purchasers, in the form of Exhibit B annexed hereto (the "Registration Rights Agreement"), and (b) each Purchaser shall deliver to the Company (1) the portion of the Initial Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Initial Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Initial Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

               (b)  Subsequent Closings.

                    (i) Second Closing. (A) Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, on the date on which the initial Registration Statement (as defined in the Registration Rights Agreement) is filed with the Securities and Exchange Commission (the "Commission") with respect to the Preferred Stock, the Company shall deliver a written notice to the Purchasers (a "Second Closing Notice") requiring the Purchasers to purchase, severally and not jointly, an additional
               357.50 shares of Preferred Stock (the "Second Tranche Preferred Stock") for an aggregate purchase price of $715,000 (the "Second Tranche Purchase Price"). At the Second Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such

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               portion of the Second Tranche Preferred Stock sold by the Company as set forth opposite such Purchaser's name on Schedule 1 at the purchase prices set forth on Schedule 1. The closing of the purchase and sale of the Second Tranche Preferred Stock (the "Second Closing") shall take place in the same manner as the Initial Closing on such date indicated in the Second Closing Notice (which may not be prior to the 10th day after receipt by the Purchasers of the Second Closing Notice or as otherwise agreed to by the parties); provided, however, that in no case shall the Second Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Second Closing is hereinafter referred to as the "Second Closing Date."

                    (B) At the Second Closing (a) the Company shall deliver to each Purchaser (1) stock certificates representing the shares of Preferred Stock (the "Second Tranche Shares") purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 1 attached hereto, each registered in the name of such Purchaser and (2) all other documents, instruments and writings required to have been delivered at or prior to the Second Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, and (b) each Purchaser shall deliver to the Company
               (1) the portion of the Second Tranche Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Second Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Second Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

                    (ii) Third Closing. (A) Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, during the time specified below the Company shall deliver a written notice to the Purchasers (a "Third Closing Notice") requiring the Purchasers to purchase an additional 367.50 shares of Preferred Stock (the "Third Tranche Preferred Stock" and together with the Second Tranche Preferred Stock, the "Additional Preferred Stock") for an aggregate purchase price of $735,000 (the "Third Tranche Purchase Price"). The Company shall deliver a Third Closing Notice no earlier than 60 days after the date on which the initial Registration Statement filed with the Commission with respect to the Preferred Stock has been declared effective by the Commission and no later than 90 days after such effective date. At the Third Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of the Third Tranche Preferred Stock sold by the Company as set forth opposite such Purchaser's name on Schedule 1 at the purchase prices set forth on Schedule 1. The closing of the purchase and sale of the Third Tranche Preferred Stock (the "Third Closing") shall take place in the same manner as the Initial Closing, on such date indicated in the Third Closing Notice (which may not be prior to the 10th day after receipt by the Purchasers of the Third Closing Notice or as otherwise agreed to by the parties); provided, however, that in no case shall

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               the Third Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Third Closing is hereinafter referred to as the "Third Closing Date.")

                    (B) At the Third Closing (a) the Company shall deliver to
               each Purchaser (1) stock certificates representing the shares of Preferred Stock (the "Third Tranche Shares" and together with the Initial Shares and the Second Tranche Shares, the "Shares") purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 1 attached hereto, each registered in the name of such Purchaser and (2) all other documents, instruments and writings required to have been delivered at or prior to the Third Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, and (b) each Purchaser shall deliver to the Company (1) the portion of the Third Tranche Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Third Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Third Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

                    The Second Closing and the Third Closing are hereinafter
               collectively referred to as the "Subsequent Closings," and the Second Closing Date and the Third Closing Date are hereinafter referred to as the "Subsequent Closing Dates."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

               (a) Organization and Qualification; Subsidiaries. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Preferred

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          Stock or any of the Transaction Documents (as defined below), (y) have or result in a material adverse effect on the results of operations, assets, prospects insofar as it may reasonably be foreseen, or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document, including, without limitation, the Company's covenant under Section
          3.7 hereof (any of (x), (y) or (z), being a "Material Adverse
          Effect").

               (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Registration Rights Agreement and the Certificate of Designation are collectively referred to as the "Transaction Documents." The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other organizational documents. Prior to the Initial Closing Date the Certificate of Designation has been filed with the Secretary of State of the State of North Carolina and will be in full force and effect, enforceable against the Company in accordance with the terms thereof.

               (c) Capitalization; Rights to Acquire Capital Stock. The authorized, issued and outstanding capital stock of the Company as of May 3, 1999, is set forth in Schedule 2.1(c). All issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed in Schedule 2.1(c), no shares of the capital stock of the Company are entitled to preemptive or similar rights, nor is any holder of the capital stock of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), as of May 3, 1999, there are no outstanding options, warrants, script rights to subscribe to, calls, written commitments or, to the knowledge of the Company, oral commitments relating to, or, except as a result of the purchase and sale of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of the Company's common stock, no par value (the "Common Stock"), or contracts, commitments, understandings, written arrangements or, to the knowledge of the Company, oral arrangements by which the Company or any Subsidiary is or may become bound to issue

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          additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth on
          Schedule 2.1(c), and, to the best knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Common Stock is quoted and is listed for trading on The Nasdaq Small-Cap Market. Except as set forth on
          Schedule 2.1(c), the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

               (d) Issuance of Preferred Stock. The Preferred Stock has been duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind (collectively, "Liens"). The Preferred Stock upon issuance will not subject the holders thereof to personal liability by reason of being such holders. The Company has and, at the Initial Closing Date and the each Subsequent Closing Date (each, a "Closing Date"), as the case may be, will have and at all times while the Shares are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation with respect to the number of Shares issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than 175% of the maximum number of shares of Common Stock which would be issuable upon conversion of the Shares issued pursuant to the terms hereof with respect to the number of Shares issued and outstanding at such Closing Date were such conversion effected on the Initial Closing Date. The shares of Common Stock issuable upon conversion of the Shares are referred to herein as the "Underlying Shares." When the Shares are converted into the Underlying Shares in accordance with the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens. The Shares and the Underlying Shares are referred to herein as the "Securities."

               (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other organizational documents (each as amended through the date hereof) or
          (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which

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          the Company is a party or by which any property or asset of the
          Company is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, or (iv) result in the creation of imposition of a Lien upon any of the Securities or any of the assets of the Company, or any of its Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act (as defined herein)), except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority except for any such violation as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

               (f) Consents and Approvals. Except as specifically set forth in
          Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the approval of the Board of Directors and the filing of the Certificate of Designation with respect to the Preferred Stock with the Secretary of State of the State of North Carolina, which filing and approvals with respect to the Preferred Stock shall be effected prior to the Initial Closing Date, (ii) the filing of the Registration Statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to The Nasdaq Small-Cap Market for the listing of the Underlying Shares with The Nasdaq Small-Cap Market (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) any filings, notices or registrations under applicable federal and state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

               (g) Litigation; Proceedings. Except as specifically set forth in
          Schedule 2.1(g) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound which would reasonably be expected to, individually or in the aggregate, have a

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          Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, which violation would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

               (j) Private Offering. The Company and all Persons acting on its behalf have not made, and will not make, offers or sales of the Preferred Stock, and any securities that might be integrated with offers and sales of the Preferred Stock, except to "accredited investors" (as defined in Regulation D ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act")) without any general solicitation or advertising and otherwise in compliance with the conditions of Regulation D. The offer and sale by the Company to the Purchasers of the Shares and the Underlying Shares into which the Shares are convertible is exempt from the registration requirements of the Securities Act.

               (k) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the Company became subject to such filings (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of the Subsidiaries is in breach of any agreement where such breach would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Annual Report on Form 10-K for the period ended December 31, 1998, there has been no event, occurrence or development that has had, or would reasonably be expected

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          to have, a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company. The Company last filed audited financial statements with the Commission on March 31, 1999, and has not received any comments from the Commission in respect thereof.

               (l) Seniority. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

               (m) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (n) Certain Fees. Except as specifically set forth in Schedule 2.1(n), no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(n) that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

               (o) Solicitation Materials. The Company has not distributed any offering materials in connection with the offering and sale of the Securities. The Company confirms that it has not provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

               (p) Form SB-2 Eligibility. The Company is, and at each Closing Date will be, eligible to register securities (including the Underlying Shares) for resale with the Commission under Form SB-2 promulgated under the Securities Act.

               (q) Exclusivity. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchasers pursuant to this Agreement other than with the specific prior written consent of each of the Purchasers.

               (r) Listing and Maintenance Requirements Compliance. Except as set forth on Schedule 2.1(r), the Company has not in the three years preceding the date hereof received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. Except as specifically set forth on Schedule 2.1(r), after giving effect to the transactions contemplated in this Agreement, the Company believes that it is in compliance with all such maintenance requirements.

               (s) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect.

               (t) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon conversion of the Shares in accordance with the Certificate of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Underlying Shares upon conversion of the Shares in accordance with the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

               (u) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(u) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) except as set forth on Schedule 2.1(c) hereto, no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

               (v) Title. Except as disclosed in Schedule 2.1(v), the Company and the Subsidiaries have good and marketable title to, or the right to use, all personal property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Except as disclosed in Schedule 2.1(v), neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

               (w) Regulatory Permits. Except as disclosed in Schedule 2.1(w), the Company and the Subsidiaries possess all franchises, certificates, licenses, authorizations and permits or similar authority issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

               (x) Insurance. The Company and each Subsidiary maintains property and casualty, general liability, workers' compensation and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards. Neither the Company nor any Subsidiary has received notice from, and has any knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or any Subsidiary) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

               (y) Taxes. All applicable tax returns required to be filed by the Company and each of the Subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, the Subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or the Subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate or individually have a Material Adverse Effect.

               (z) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any securities under circumstances that would require registration of any such securities under the Securities Act or cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of The Nasdaq Stock Market, as applicable. The Company has not conducted any offering that will be integrated with the issuance of the Securities solely for purpose of Rules 4460(i) or 4310(c)(25) of The Nasdaq Stock Market, Inc.'s Marketplace Rules.

               (aa) Year 2000 Compliance. The Company has initiated a review and assessment of all areas within its and each Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on the foregoing, except as set forth on Schedule 2.1(aa), the Company believes that the computer applications that are currently material to its or any Subsidiaries' business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

          2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

               (a) Investment Intent. Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

               (b) Purchaser Status. At the time such Purchaser was offered the Securities, and at each Closing Date, (i) it was and will be, an "accredited investor" (as defined in Regulation D), and (ii) such Purchaser either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and had and will have so evaluated the merits and risks of such investment. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.

               (c) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

               (d) Reliance. Each Purchaser understands and acknowledges that
          (i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under
          Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

               (e) Authorization; Enforcement. Each Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by each Purchaser and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser and no further action is required by such Purchaser. This Agreement has been duly executed by each Purchaser and when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

               (f) Financing. Each Purchaser has cash or marketable securities available in an amount sufficient to fund such Purchasers commitments hereunder.

               (g) Document Review. Each Purchaser has received and reviewed copies of all filings made by the Company under the Securities Act and the Exchange Act during the 12 months preceding the date hereof.


                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

          3.1  Transfer Restrictions.

               (a) If any Purchaser should decide to dispose of any Shares (and upon conversion thereof any of the Underlying Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Securities by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies in writing to the Company that it is an "accredited investor" (as defined in Regulation D). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

               (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the
          Securities:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION

          NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

               The Underlying Shares issuable upon conversion of the Shares shall not contain the legend set forth above if such conversion or exercise occurs at any time while the Registration Statement is effective under the Securities Act and upon the sale of the Underlying Shares by the Purchasers or in the event there is not an effective Registration Statement at such time, if in the written opinion of counsel to the Company (such opinion to be furnished at the sole expense of the Company at the request of a Purchaser) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

          3.2 Stop Transfer Orders; Suspension of Qualification. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section
3.1. The Company will advise the Purchasers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending the use of any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

          3.3 Furnishing of Information. As long as any Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchasers with true and complete copies of all such filings. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Preferred Stock may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

          3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the last Closing Date.

          3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of any or all of such securities to any Purchaser.

          3.6 Certain Agreements. As long as any Purchaser owns Shares, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of all of the Shares then outstanding, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificate of Designation and as would not adversely affect the rights of any Purchaser hereunder or under the Certificate of Designation;
(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; (iv) issue any series of preferred stock or other securities with rights senior (in respect of liquidations, dividends, preferences and similar rights) to those of the Shares; or (v) enter into any agreement with respect to any of the foregoing.

          3.7 Listing and Reservation of Underlying Shares; Compliance with Law.

               (a) The Company shall (i) not later than the eleventh Business Day prior to the applicable Closing Date prepare and file with The Nasdaq Small-Cap Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to The Nasdaq Small-Cap Market covering and listing a number of shares of Common Stock which is at least equal to 175% of the maximum number of Underlying Shares then issuable, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing in The Nasdaq Small-Cap Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such market. As used herein, "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

               (b) The Company shall at all times have authorized and reserved for issuance upon conversion of the Shares pursuant to the terms of the Certificate of Designation the number of shares of Common Stock required to provide for the conversion of the Shares.

               (c) Until at least two (2) years after the last of the Shares has been converted into Underlying Shares, (i) the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under such Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules and regulations thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Securities Act and Exchange Act, except as permitted herein and (ii) the Company will take all action within its power to continue the listing or trading of its Common Stock on The Nasdaq Small-Cap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and The Nasdaq Stock Market.

               (d) The Company covenants to maintain the quotation of its Common Stock on the Nasdaq Small-Cap Market (or quotation on the Nasdaq National Market or listing on the New York Stock Exchange or American Stock Exchange in substitution thereof) until such a time that all of the Shares have been redeemed or two-years have past following to last conversion of Shares into shares of Common Stock. A breach of this covenant by the Company while any Purchaser is holding any Shares shall allow such Purchaser to demand complete redemption of its Shares in accordance with the terms set forth in Section 3.20, provided, however, that (1) such redemption may be demanded at any time following delisting of the Company's Common Stock, (2) such redemption will not be subject to the volume limitations set forth in Section
          3.20 and (3) such redemption will have a 20% Total Return (as defined herein) applied to it.

          3.8 Notice of Breach.

               (a) Each of the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement, the Certificate of Designation or the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to any Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by any party pursuant to this Section 3.8 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

               (b) Notwithstanding the generality of Section 3.8(a), the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby, by the Certificate of Designation and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to each Purchaser a copy of any written statement in support of or relating to such claim or notice.

               (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser or to the defaulting Purchaser with respect to any outstanding Shares or Underlying Shares.

          3.9 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver the Underlying Shares in accordance with the terms and conditions and within the time period set forth in the Certificate of Designation.

          3.10 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Preferred Stock for the development or acquisition of senior housing facilities or assisted living facilities or leasehold interests therein and not for the satisfaction of any portion of Company borrowings outside the normal course of business, including, without limitation, any obligation or liability of any kind owed to a shareholder, officer or director of the Company, or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

          3.11 Indemnification. The Company also will indemnify and hold the Purchasers harmless against any and all losses, claims, damages or liabilities to any such Person (including, without limitation, in connection with any action, proceeding or investigation brought by or against any such Person, including by shareholders of the Company) in connection with or as a result of any matter referred to in the Transaction Documents, including, without limitation, for any misrepresentation by the Company, for breaches of representations and warranties contained in any of the Transaction Documents, and for any breach, non-compliance or nonfulfillment by the Company of any covenant, agreement or undertaking to be complied with or performed by it contained in or pursuant to the Transaction Documents, except to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted solely from the gross negligence or bad faith of the Purchasers. If for any reason the foregoing indemnification is unavailable to such Purchaser or is insufficient to hold such Person harmless, then the Company shall contribute to the amount paid or payable by such Purchaser as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its shareholders on the one hand and the Purchasers on the other hand in the matters contemplated by the Transaction Documents as well as the relative fault of the Company and the Purchasers with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers, any such affiliate and any such Person. The Company also agrees that neither the Purchasers nor any of such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in

                                      -17
right of the Company in connection with or as a result of any matter referred to in this Agreement except to the extent that it is finally judicially determined that any losses, claims, damages, liabilities or expenses incurred by the Company result solely from the gross negligence or bad faith of, or knowing breach of this Agreement by, the Purchasers. Promptly after receipt by the Purchasers or any affiliate, partners, directors, agents, employees and controlling persons, as the case may be, of notice of any claim or other commencement of any action in respect of which indemnity may be sought, such party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the indemnified parties and the payment of fees and expenses of such counsel). The indemnified party shall cooperate with the Company and the Company's counsel in the defense of such claim or action. The Purchasers understand that the Company shall not in connection with any one such claim or action or separate but substantially similar related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all of the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party or one or more legal defenses are available to an indemnified party but not to other indemnified parties subject to the same claim or action. In the event the Company does not promptly assume the defense of a claim or action, the indemnified parties shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The indemnified party shall not admit any liability with respect to the claim or action or settle, compromise, pay or discharge the same without the prior written consent of the Company so long as the Company is reasonably contesting or defending the same in good faith. The Company shall not compromise, settle or discharge any claim or action without the Purchasers' consent, as applicable, which consent will not be unreasonably withheld, unless there is no finding or admission of any violation of any law against the indemnified party and the sole relief is monetary damages paid in full by the Company. Any right to trial by jury with respect to any action or proceeding arising in connection with or any matter referred to in this Agreement is hereby waived by the parties hereto. The provisions of this Section
3.11 shall survive any termination or completion of the Transaction Documents.

          3.12 Sales of Preferred Stock. The Company shall not sell any shares of Preferred Stock other than the Shares, other than as permitted in Section 3.13.

          3.13 Subsequent Sales and Registrations. (a) Until such a time that all of the Shares have been converted into shares of Common Stock or have been redeemed, the Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant of any option to purchase or other disposition) any of its convertible debt, preferred stock, equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock at a conversion price less than $4.00, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company,
(ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Schedule 2.1(c), (iii) shares of

Common Stock issued upon conversion of Shares, and (iv) shares of Common Stock issued in connection with the transactions described on Schedule 3.13.

          (b) Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days after the dates that any registration statement relating to the Securities is declared effective by the Commission, without the prior written consent of the Purchasers, (i) register for resale any securities of the Company, or (ii) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities except for (A) securities issued upon the exercise or conversion of the securities set forth on Schedule 2.1(c) or (B) securities sold pursuant to the Company's employee benefit plans. Any days that any Purchaser is unable to sell Underlying Shares under the Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

          3.14 Shareholder Approval. The Company shall, as promptly as possible, but in no event later than 75 days after the Initial Closing Date, convene a shareholders' meeting, held in accordance with the Company's Articles of Incorporation and bylaws, and use its best efforts to obtain the approval ("Shareholder Approval") by a majority of the total votes cast on the proposal at such shareholders' meeting, in person or by proxy, of the issuance of the Underlying Shares as a consequence of the conversion of the Shares, in a number exceeding the maximum number of shares of Common Stock issuable without shareholder approval at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) or Rule 4310(c)(25) of The Nasdaq Stock Market, Inc.'s Marketplace Rules (or any successor or replacement provision thereof).

          3.15 Restriction on Indebtedness. Until such time as all of the Shares have been converted into shares of Common Stock or have been redeemed, the Company shall not, without the written consent of 75% of the holders of interest of the then outstanding Shares, incur any indebtedness except for: (i) indebtedness existing as of the Initial Closing, (ii) indebtedness (including guarantees thereof) secured by real property (including leasehold interests) incurred by the Company in connection with the development of, or purchase of, such real property, provided that such indebtedness does not exceed 80% of the fair market value of the property interest securing such indebtedness at the time such indebtedness is put in place or (iii) any guarantees of lines of credit used specifically to finance the working capital of affiliates which develop senior housing or assisted living facilities; provided, however, that prior to such time as all of the Shares are converted into shares of Common Stock, the aggregate amount of the guarantees referenced in this sub-clause
(iii) outstanding at any one time shall not exceed $3,000,000.

          3.16 Incorporation of Certificate of Designation By Reference. The Certificate of Designation is hereby incorporated herein by reference and made a part hereof.

          3.17 Tangible Net Worth. Until such time as all of the Shares have been converted into shares of Common Stock or have been redeemed, the Company will maintain a tangible net worth (determined in accordance with United States generally accepted accounting principals applied on a consistent basis) of at least $4,000,000. At any time the Company becomes aware

                                      -190
that its tangible net worth falls below $4,000,000, it will immediately notify the Purchasers of such fact. Notwithstanding the foregoing, within 45 days of the end of each of the Company's first three fiscal quarters, and with 90 days of the end of the Company's fiscal year, the Company's Chief Financial Officer will supply the Purchasers with a written certification that the Company is in compliance with this covenant. At any time the Company's tangible net worth falls below $4,000,000, any Purchaser may, but is not required to, give the Company 90 days notice that the Company must redeem all of such Purchaser's Shares at 100% of the Stated Value, together with all accrued and unpaid dividends through the date of such redemption. Failure by the Company to timely redeem such Shares after receiving such demand will result in a penalty payable by the Company to such Purchaser in an amount equal to 3% of the aggregate Stated Value for each 30-day period (or any portion thereof) following the date upon which redemption was demanded.

          3.18 Conversion of Shares. Until the Company has received Shareholder Approval, none of the Purchasers shall be issued shares of Common Stock upon the conversion of the Shares, at a price per share of Common Stock less than the Per Share Market Value in excess of the number of shares of Common Stock set forth opposite each of the Purchasers' name on Schedule 3.18 hereto.

          3.19 Short Sales. At any time the Common Stock is trading below $8.00 per share, no Purchaser, nor any Affiliate (as such term is defined under Rule 405 promulgated under the Securities Act) of any Purchaser, shall engage in a short selling transaction in respect of the Common Stock.

          3.20 Put Option.

          (a) Any Purchaser shall have the right to cause the Company to redeem a portion of such Purchaser's Shares, at any time and from time to time, after May 3, 2002 at 100% of the Stated Value, together with all accrued and unpaid dividends thereon through the date of redemption plus a Put Premium (as defined below). The maximum number of Shares, expressed as a percentage of the total number of Shares issued, that may be redeemed in any of the periods set forth below pursuant to this Section 3.20 is set forth in the table below. To achieve such a result, no Purchaser, for any period set below, may request redemption of more than that percentage, set forth below, of its Shares held as of the beginning of such period. In addition, each Purchaser may request only up to three such redemptions during any of the periods set forth below. The "Put Premium" shall be an additional payment by the Company to the Purchaser in an amount such that when added to the total dividends paid to such Purchaser through the date of redemption will yield an annual percentage rate of return ("Total Return") to such Purchaser set forth below opposite the period in which such redemption occurs. Whereas all dividends paid on the Shares shall be cash dividends, the additional amount represented by the Put Premium may, at the option of the Purchaser, be paid in cash or in shares of registered Common Stock.

Redemption                    Maximum Percentage
Date                          of Shares Redeemed            Total Return

May 3, 2002 -
May 4, 2003                           33%                         18%

May 3, 2003 -
May 4, 2004                           66%                         19%

May 3, 2004 and thereafter           100%                         20%

          (b) If any Shares are to be redeemed pursuant to this Section 3.20, notice thereof (the "Redemption Notice") shall be sent at least 90 days prior to the date requested for redemption (the "Redemption Date") to the Company. The Redemption Notice shall state the Redemption Date and whether the Purchaser wishes to receive the Put Premium in cash or registered Common Stock. At any time prior to the Redemption Date, or such later date if the Company fails to redeem such Shares on the Redemption Date, the Purchaser may retract the Redemption Notice and submit a Conversion Notice in lieu thereof.

          3.21 Public Relations Firm. Until such a time as all of the Shares have been converted into shares of Common Stock or have been redeemed, the Company shall retain a public relations firm reasonably satisfactory to the Purchasers; provided, however, that (i) the Company shall not be required to terminate any existing or future such engagement at such a time that the Company would incur penalties or additional costs in doing so and (ii) subject to the reasonable approval of the Purchasers, the Company shall retain absolute discretion as to which public relations firm is so employed.

          3.22 Performance Payments. The parties hereto agree that if during the 180 days following the Initial Closing, the closing bid price for the Common Stock, on at least five Trading Days during such period, is not at least $14.00 per share, then on the 185th day following the Initial Closing, THE, the majority stockholder of the Company as of the date of this Agreement, shall transfer, out of its holdings of the Company's Common Stock, shares of unregistered Common Stock to the Company in the following amounts, and, on the 190th day following the Initial Closing, the Company shall deliver such shares of unregistered Common Stock to the Purchasers, other than THE, (to be distributed to all Purchasers, other than THE, pro rata in accordance with each such Purchaser's participation set forth on Schedule 1) in the following aggregate amounts: (i) if only the Initial Closing has occurred, 245,000 shares of Common Stock; (ii) if the Registration Statement has been filed with the Commission and the Initial Closing and the Second Closing have occurred, 302,917 shares of Common Stock; (iii) if the Registration Statement has been filed with and declared effective by the Commission and each of the Initial Closing, the Second Closing and the Third Closing have occurred, 362,500 shares of Common Stock. In addition, the Company shall use its best efforts to register such shares of Common Stock under the same terms and condition as the Shares and the Underlying Shares are being registered pursuant to the Registration Rights Agreement.

          3.23 Other Agreements.

          (a) The Company will only exercise its right to redeem the Shares pursuant to Section 7 of the Certificate of Designation after: (i) the Company has received Shareholder Approval and (ii) the Registration Statement has been declared (and remains) effective or, in lieu thereof, the Purchasers may sell the Shares pursuant to Rule 144 of the Securities Act without being subject to the volume restrictions of such rule.

          (b) In no event shall the Company issue a Redemption Notice for that amount of Shares, if, when applied pro rata to the Purchasers, any Purchaser would, if such Purchaser elected to convert its Shares prior to the Redemption Date, violate the provisions of Section 6(a)(iii) of the Certificate of Designation.

          (c) Notwithstanding the provisions of Section 7(c) of the Certificate of Designation, partial redemption shall be made pro rata, and not by lot.

          (d) Upon receipt of a Redemption Notice, a Purchaser may convert all or any of its Shares at any time and from time to time before the close of business on the business day preceding the Redemption Date.

          (e) Notwithstanding anything to the contrary in the Certificate of Designation, if the Company shall be required to post a surety bond pursuant to
Section 6(i) of the Certificate of Designation, the amount of the bond shall be equal to the aggregate stated value of the Shares to be converted plus the difference between the Conversion Price and the Per Share Market Value on the Trading Day preceding the date of the attempted conversion multiplied by the number of Shares sought to be converted.


                                   ARTICLE IV

                                   CONDITIONS

          4.1 Conditions Precedent to Sale of the Initial Preferred Stock.

               (a) Conditions Precedent to the Obligation of the Company to Sell the Initial Preferred Stock. The obligation of the Company to sell the Initial Preferred Stock hereunder is subject to the satisfaction or waiver by the Company, at or before the Initial Closing, of each of the following conditions:

                    (i) Accuracy of the Purchasers' Representations and
               Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date, as though made on and as of such date;

                    (ii) Performance by the Purchasers. Each Purchaser shall
               have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Initial Closing; and

                    (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

               (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Initial Preferred Stock. The obligation of each Purchaser hereunder to acquire and pay for the Initial Preferred Stock is subject to the satisfaction or waiver by such Purchaser, at or before the Initial Closing, of each of the following conditions:

                    (i) Accuracy of the Company's Representations and
               Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made on and as of such date;

                    (ii) Performance by the Company. The Company shall have
               performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing;

                    (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Certificate of Designation or the Registration Rights Agreement;

                    (iv) Adverse Changes. Since the date of the financial
               statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition of the Company shall have occurred (for purposes hereof changes in the market price of the Common Stock may be considered as a factor in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                    (v) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on The Nasdaq Small-Cap Market which suspension shall remain in effect;

                    (vi) Legal Opinion. The Company shall have delivered to the
               Purchasers the opinion of House and Ingersoll outside counsel to the Company, in substantially the forms annexed hereto as Exhibit C;

                    (vii) Required Approvals. All approvals required pursuant to clauses (i) and (iv) of the definition of "Required Approvals" shall have been obtained;

                    (viii) Shares of Common Stock. On or prior to the Initial
               Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of the Shares;

                    (ix) Delivery of Stock Certificates. At Closing, the Company
               shall deliver to each Purchaser or such Purchaser's designee, the stock certificate(s) representing the Initial Shares, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                    (x) Registration Rights Agreement. The Company shall have
               executed and delivered the Registration Rights Agreement;

                    (xi) Certificate of Designation. The Certificate of
               Designation shall have been duly approved by the Board of Directors and filed with and accepted by the Secretary of State of the State of North Carolina, and the Company shall have delivered a copy thereof to each Purchaser certified as filed by the office of the Secretary of State of the State of North Carolina;

                    (xii) Transfer Agent Instructions. The Irrevocable Transfer
               Agent Instructions, in the form of Exhibit D annexed hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and

                    (xiii) Officer's Certificate. On the Initial Closing Date
               the Company shall deliver to the Purchasers an Officer's Certificate dated the Initial Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Initial Closing Date.

          4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Additional Preferred Stock. The obligation of each Purchaser hereunder to acquire and pay for the Additional Preferred Stock is subject to the satisfaction or waiver by each Purchaser, at or before the Subsequent Closing, of each of the following conditions:

               (a) Initial Closing; Subsequent Closings. The Initial Closing shall have occurred, and with respect to the Third Tranche Preferred Stock, the Second Closing shall have occurred;

               (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct as of the date when made and as of any Subsequent Closing Date, as though made on and as of such date, except where the event causing such representation or warranty to be untrue or incorrect would not result in a Material Adverse Effect;

               (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Designation and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to any Subsequent Closing Date;

               (d) Registration Statements. With respect to the Third Closing, the Registration Statement with respect to the Underlying Shares issuable on conversion of all Shares shall have been declared effective under the Securities Act by the Commission; and on the Third Closing Date such Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(n) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the 30 Trading Days prior to the Third Closing Date and no stop order shall be pending or threatened as of the Third Closing Date;

               (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Certificate of Designation or the Registration Rights Agreement relating to the issuance, conversion or exercise of any of the Securities;

               (f) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on The Nasdaq Small-Cap Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

               (g) Listing of Common Stock. The Common Stock shall have been at all times since the Initial Closing Date listed for trading on The Nasdaq Small-Cap Market, and the Company shall have no knowledge of any action or proceeding, pending or threatened, that may result in the delisting of the Common Stock from the Nasdaq Small-

          Cap Market or any event, fact or circumstance that may result in the delisting of the Common Stock from the Nasdaq Small-Cap Market;

               (h) Change of Control. No Change of Control shall have occurred since the Initial Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

               (i) Legal Opinion. The Company shall have delivered to the Purchasers the opinion of the Company's legal counsel, in substantially the form annexed hereto as Exhibit C, dated the Subsequent Closing Date;

               (j) Required Approvals. All Required Approvals shall have been obtained;

               (k) Shares of Common Stock. On any Subsequent Closing Date the Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of the Shares;

               (l) Delivery of Stock Certificates. The Company shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Second Tranche Shares, in the case of the Second Closing, and representing the Third Tranche Shares, in the case of the Third Closing, registered in the name of such Purchaser, each in form satisfactory to such Purchaser;

               (m) Performance of Conversion. The Company shall have delivered Underlying Shares upon conversion of Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Certificate of Designation;

               (n) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D annexed hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent;

               (o) Officer's Certificate. On each Subsequent Closing Date the Company shall deliver to the Purchasers an Officer's Certificate dated such Subsequent Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Subsequent Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Subsequent Closing Date; and

               (p) Shareholder Approval. The Company shall have obtained Shareholder Approval.


                                    ARTICLE V

                                  MISCELLANEOUS

          5.1 Fees and Expenses. The Company shall pay the legal fees and expenses of Stroock & Stroock & Lavan LLP, counsel for the Purchasers, incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities pursuant to the Transaction Documents.

          5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

          5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Purchaser at its address set forth under its name on
Schedule 1 attached hereto, or with respect to the Company, addressed to:

                  Diversified Senior Services, Inc.
                  915 West Fourth Street
                  Winston-Salem, North Carolina 27101
                  Attention:  Susan L. Christiansen
                  Facsimile No.:  (336) 724-9955

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to any Purchaser shall be sent to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York New York 10038-4982, Attention:
James R. Tanenbaum, Esq., Facsimile No.: (212) 806-6006. Copies of notices to the Company shall be sent to House and Ingersoll, 3325 Healy Drive, Winston-Salem, North Carolina, 27130, Attention: Donald House, Esq., Facsimile
No.: (336) 768-3369.

          5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Stock outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

          5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. Each Purchaser may assign this Agreement or any rights or obligations hereunder (i) to its affiliates or to another Purchaser without the prior written consent of the Company and (ii) to any other Person with the prior written consent of the Company, such consent not to be unreasonably withheld, except that any assignee must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

          5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

          5.9 Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Preferred Stock pursuant to this Agreement and each Closing hereunder and any conversion of the Shares.

          5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          5.11 Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other Party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent unless otherwise required by law, in which case the Company shall inform such Purchaser of such disclosure in writing prior to making such disclosure.

          5.12 Consent to Jurisdiction; Attorneys' Fees (a) The Company (including, but not limited to, its affiliates, subsidiaries, officers, directors and controlling persons) and each Purchaser hereby (i) irrevocably submits to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan, The City of New York in any action related to, connected with or arising out of, in whole or in part, the Transaction Documents, including, but not limited to, transactions in the securities of the Company subsequent to the purchase by such Purchaser or Persons claimed to be affiliated with such Purchaser, (ii) agrees that all claims in such action shall be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and
(iv) consents to the service of process by certified mail, return receipt requested. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

          (b) In connection with any dispute between the Company and any Purchaser, related to, connected with or arising out of, in whole or in part, the Transaction Documents including, but not limited to, transactions in the securities of the Company subsequent to the purchase, by a Purchaser or Persons claimed to be affiliated to a Purchaser, the prevailing party shall be awarded all reasonable attorneys' fees and expenses incurred by it. In that connection fees and expenses actually paid by a party in connection with the litigation of any dispute shall be deemed presumably reasonable.

          (c) In the event that any Purchaser or any Person claimed to be affiliated or associated with such Purchaser becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including shareholders of the Company, in connection with or as a result of any matter referred to in the Transaction Documents, the Company will reimburse such Purchaser and/or those claimed to be affiliated or associated with such Purchaser for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred; provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that such Purchaser is not the prevailing party then in that event, such Purchaser and/or any other Person having received such advances of fees and expenses shall reimburse the Company in full for the sums advanced.

          (d) The provisions of this Section 5.12 shall survive any termination or completion of the Transaction Documents.

          5.13 Waiver of Jury Trial (a) The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to the Transaction Documents, or the transactions contemplated by the Transaction Documents, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 5.13 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of any of the Transaction Documents or any provision hereof or thereof. The waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any of the Transaction Documents.

          (b) The provisions of this Section 5.13 shall survive any termination or completion of the Transaction Documents.

          5.14 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents and injunctive relief. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation or injunctive relief the defense that a remedy at law would be adequate.

          5.16 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                    DIVERSIFIED SENIOR SERVICES, INC.


                                    By: /s/ Susan L. Christiansen
                                       -------------------------------
                                       Susan L. Christiansen
                                       President


                                    AUSTINVEST ANSTALT BALZERS


                                    By: /s/ Walter Grill
                                       -------------------------------
                                       Name:  Walter Grill
                                       Title: Director


                                    ESQUIRE TRADE & FINANCE INC.


                                    By: /s/ Roland R. Winiger
                                       -------------------------------
                                       Name:  Roland R. Winiger
                                       Title: Director


                                    AMRO INTERNATIONAL, S.A.

                                    By: /s/ H. U. Bachofen
                                       -------------------------------
                                       Name:  H. U. Bachofen
                                       Title: Director


                                    NESHER, INC.


                                    By: /s/ David Grin
                                       --------------------------------
                                       Name:  David Grin
                                       Title:

                                    GUARANTEE & FINANCE CORP.


                                    By: /s/ Marcus Katz
                                       --------------------------------
                                       Name:  Marcus Katz
                                       Title:


                                    TAYLOR HOUSE ENTERPRISES, LIMITED


                                    By: /s/ G. L. Clark, Jr.
                                       --------------------------------
                                       Name:  G. L. Clark, Jr.
                                       Title: C.F.O.

                                   Schedule 1


                   Aggregate                           Aggregate                               Aggregate
                    Stated                              Stated                                  Stated
                   Value of                            Value of                                Value of
                  Preferred        Number of            Preferred          Number of          Preferred                Number of
 Name of            Stock          Shares                Stock              Shares              Stock                   Shares
Purchaser         Purchased       Purchased in          Purchased          Purchased  in        Purchased            Purchased in
                  in Initial        Initial             in Initial          Initial           in Initial               Initial
                   Closing          Closing              Closing            Closing            Closing                 Closing


Austinvest Anstalt
Balzers          $1,200,000           600                $275,000            137.5              $275,000                137.5

Esquire Trade
& Finance Inc.   $1,130,000           565                $300,000            150                $320,000                160

Amro Inter-
national,          $300,000           150                $100,000             50                $100,000                 50
S.A.

Nesher, Inc.        $60,000            30                 $20,000             10                 $20,000                 10

Guarantee &
Finance            $250,000           125                      $0              0                      $0                  0
Corp.

Taylor House        $60,000            30                 $20,000             10                 $20,000                 10
Enterprises,
Limited
                 ============     =========            ============       ==========           ============           ===========
    Total        $3,000,000         1,500                $715,000            357.5              $735,000                367.5